Exhibit 10.13

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 3rd day of September, 2004, by and among AMERICAN CAPITAL STRATEGIES, LTD., as Borrower and Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer and as the Collateral Custodian, BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and a Bank, and LASALLE BANK NATIONAL ASSOCIATION, FIFTH THIRD BANK and HIBERNIA NATIONAL BANK (collectively referred to herein as the “Banks”).

R E C I T A L S:

The Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, the Administrative Agent and the Banks have entered into a certain Credit Agreement dated as of March 25, 2004 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower has requested the Administrative Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Administrative Agent, the Servicer, the Backup Servicer, the Collateral Custodian and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, the Administrative Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. (a) Section 1.01 of the Credit Agreement is amended to add the following new definitions:

“Charged-Off Portfolio Loan” means any Portfolio Loan: (i) that is one hundred eighty (180) days or more past due with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor, (iii) for which the related Obligor has suffered any Material

Adverse Change, (iv) that is or should be written off as uncollectible by the Servicer in accordance with the Credit and Collection Policy, (v) that has been placed on non-accrual status by the Servicer in accordance with the Credit and Collection Policy, (vi) all or any portion of which has been converted into or exchanged for an Equity Security or (vii) has been sold for less than its Portfolio Outstanding Loan Balance upon foreclosure or upon exercise of remedies, provided, that, only the portion of the Portfolio Loan not recouped in such sale shall be deemed to be “charged-off” for purposes of clause (vii).

“Defaulted Portfolio Loan” means any Portfolio Loan (that is not a Charged-Off Portfolio Loan): (a) that is 45 days or more past due with respect to any interest or principal payments, or (b) that is or otherwise should be considered a Defaulted Portfolio Loan by the Servicer in accordance with the Credit and Collection Policy.

“Equity Security” means any equity security or other obligation or security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal.

“Portfolio Aggregate Outstanding Loan Balance” means with respect to all Portfolio Loans, as of any Determination Date, the sum of the Portfolio Outstanding Loan Balances of such Portfolio Loans on such date minus the Portfolio Outstanding Loan Balances of any Defaulted Portfolio Loans and Charged-Off Portfolio Loans on such date.

“Portfolio Loan” means any Loan serviced by the Servicer, but excluding any Loan which the Servicer services for an unaffiliated third party.

“Portfolio Outstanding Loan Balance” means with respect to any Portfolio Loan, as of any date of determination, the total remaining amounts of principal payable by the Obligor thereof exclusive of (a) interest payments and (b) Accreted Interest.

“Rolling Twelve-Month Portfolio Charged-Off Ratio” means as of any Determination Date, the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of the Portfolio Outstanding Loan Balances of all Portfolio Loans that became Charged-Off Portfolio Loans during the Collection Period related to such Determination Date and each of the 11 preceding Determination Dates (or such lesser number as shall have elapsed as of such Determination Date), and (ii) the denominator of which is equal to a fraction the numerator of which is equal to the sum of the Portfolio Aggregate Outstanding Loan Balance as of the first day of the Collection Period related to such Determination Date and each of the 11 preceding Determination Dates (or such lesser number as shall have elapsed as of such Determination Date) and the denominator of which is equal to 12 (or the corresponding lesser number of Determination Dates included in the calculations described herein).

“Rolling Twelve-Month Portfolio Default Ratio” means as of any Determination Date, the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of the Portfolio Outstanding Loan Balance of all Portfolio Loans that became Defaulted Portfolio Loans during the Collection Period related to such Determination Date and each of 11 preceding Determination Dates (or such lesser number as shall have elapsed as of such Determination Date), and (ii) the denominator of which is equal to a fraction the numerator of which is equal to the sum of the Portfolio Aggregate Outstanding Loan Balance as of the first day of the Collection Period related to such Determination Date and each of the 11 preceding Determination Dates (or such lesser number as shall have elapsed as of such Determination Date) and the denominator of which is equal to 12 (or the corresponding lesser number of Determination Dates included in the calculations described herein).

(b) Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions:

“Aggregate Net Mark to Market Amount” means as of each Determination Date, the sum of all Net Mark to Market Amounts for such date for all Hedge Counterparties, provided, however, that if such sum shall be a negative number, the Aggregate Net Mark to Market Amount shall be deemed to be zero (0).

“Charged-Off Loan” means any Pledged Loan: (i) that is one hundred eighty (180) days or more past due with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor, (iii) for which the related Obligor has suffered any Material Adverse Change, (iv) that is or should be written off as uncollectible by the Servicer in accordance with the Credit and Collection Policy, (v) that has been placed on non-accrual status by the Servicer in accordance with the Credit and Collection Policy, (vi) all or any portion of which has been converted into or exchanged for an Equity Security, or (vii) has been sold for less than its Outstanding Loan Balance upon foreclosure or upon exercise of remedies, provided, that, only the portion of the Pledged Loan not recouped in such sale shall be deemed to be “charged-off” for purposes of clause (vii).

“Charged-Off Ratio” means with respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (a) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Pledged Loans that became Charged-Off Loans during such Collection Period and (b) the denominator of which is equal to the decimal equivalent of a fraction (x) the numerator of which is equal to the sum of

(A) the Aggregate Outstanding Pledged Loan Balance as of the first day of such Collection Period and (B) the Aggregate Outstanding Pledged Loan Balance as of the last day of such Collection Period and (y) the denominator of which is 2.

“Collateral” means all right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Borrower in all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Pledged Loans (whether or not such loan is classified as an Eligible Loan), and all monies due or to become due in payment of such Pledged Loans (whether or not such loan is classified as an Eligible Loan), including but not limited to all Collections;

(ii) any Related Property securing the Pledged Loans (to the extent the Borrower, other than solely in its capacity as collateral agent under any loan agreement with an Obligor has been granted a Lien thereon) including the related security interest granted by the Obligor under such Pledged Loans, all proceeds from any sale or other disposition of such Related Property;

(iii) all security interests, liens, guaranties, warranties, letters of credit, accounts, bank accounts, mortgages or other encumbrances and property subject thereto from time to time purporting to secure payment of any Pledged Loan, together with all UCC financing statements or similar filings relating thereto;

(iv) all claims (including “claims” as defined in Bankruptcy Code § 101(5)), suits, causes of action, and any other right of the Originator, whether known or unknown, against the related Borrower, the related Obligors, if any, or any of their respective Affiliates, agents, representatives, contractors, advisors, or any other Person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of the Originator against any attorney, accountant, financial advisor, or other Person arising under or in connection with the related Loan Documents;

(v) all cash, securities, or other property, and all setoffs and recoupments, received or effected by or for the account of the Originator under such Pledged Loans (whether for principal, interest, fees, reimbursement obligations, or otherwise), including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of any related Obligor or the related Loan Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

(vi) all Insurance Policies;

(vii) the Pledged Loan Documents;

(viii) the Collection Account, each Lockbox and all Lockbox Accounts, together with all funds held in such accounts, and all certificates and instruments, if any, from time to time representing or evidencing each of the foregoing or such funds;

(ix) all books, Records, files, computer tapes, programs, disks, Computer Records and other material or documents relating to the recording, billing or analyzing of any of the above;

(x) any Hedging Agreement and any payment due thereunder; and

(xi) the proceeds of each of the foregoing.

“Concentration Limits” means on any day, each of the following (calculated on the basis of a percentage of the Aggregate Outstanding Pledged Loan Balance):

(a) the sum of the Outstanding Loan Balances of Eligible Loans to Obligors whose chief executive office, principal business operations or principal business assets is in the same state shall not exceed 35%;

(b) the sum of the Outstanding Loan Balances of Eligible Loans to Obligors which are in the same Industry shall not exceed 10%;

(c) the sum of the Outstanding Loan Balances of Eligible Loans to any one Obligor shall not exceed the Large Loan Limit;

(d) the sum of the Outstanding Loan Balances of Eligible Loans the Obligors of which are Grade 2 Obligors shall not exceed 7.5%;

(e) the sum of the Outstanding Loan Balances of Eligible Loans that have interest: (i) due and payable monthly shall not be less than 50%; and (ii) due and payable less frequently than quarterly shall not be more than 0%.

(f) the sum of the Outstanding Loan Balances of Eligible Loans that are secured by a security interest in all assets of the related Obligor shall not be less than 75%;

(g) the sum of the Outstanding Loan Balances of Eligible Loans that have at least a portion of the monthly or quarterly interest that is due under such Loans payable on a current basis by the Obligors thereof in cash (or such Obligors shall have other Loans included as part of the Collateral that pay current monthly or quarterly interest on a current basis in cash) shall not be less than 100%;

(h) the sum of the Outstanding Loan Balances of each Eligible Loan which is a PIK Loan and which is either (a) a Fixed Rate Loan having a Loan Rate of less than 12% per annum or (b) a Floating Rate Loan having a Loan Rate of less than 9% per annum shall not exceed 0%;

(i) the sum of the Outstanding Loan Balances of Eligible Loans that have been outstanding 21 months or longer since the date such Loan was initially advanced to the related Obligor shall not exceed 25%;

(j) with respect to Agented Notes included within the Collateral, if any of the other notes of such Obligor which are part of the same syndicated loan transaction as Agented Notes included in the Collateral are included within a Securitization Transaction, the sum of the Outstanding Loan Balances of each Eligible Loan where the servicer under such Securitization Transaction is not the Borrower or American Capital Financial Services, Inc. or the trustee, collateral custodian or, if applicable, back up servicer is not Wells Fargo Bank, National Association (or another Person satisfactory to the Administrative Agent and the Required Banks in their sole discretion) shall not exceed 0%;

(k) the sum of the Outstanding Loan Balances of Eligible Loans that are Senior Loans or Senior B-Note Loans, shall not be less than 20%;

(l) the sum of the Outstanding Loan Balances of Eligible Loans (included as part of the Collateral) evidenced by Agented Notes where the other notes of such Obligor which are part of the same syndicated loan transaction as such Agented Notes are held by Permitted Holders, shall not be less than 50% of the sum of the Outstanding Loan Balances of Eligible Loans (included as part of the Collateral) evidenced by Agented Notes. “Permitted Holder” shall mean: (i) the Borrower; (ii) American Capital Financial Services, Inc.; (iii) Wachovia Bank, National Association or an Affiliate thereof; and (iv) Wells Fargo Bank, National

Association (or other Person reasonably acceptable to the Administrative Agent and Required Banks) in its capacity as a trustee under a Permitted Securitization so long as the servicer of the notes under such Permitted Securitization is the Borrower or American Capital Financial Services, Inc.; and

(m) the sum of the Outstanding Loan Balances of all Eligible Loans which have been included as part of the Collateral for twelve (12) months or more shall not exceed 10% of the Aggregate Outstanding Pledged Loan Balance (provided, that, if a Loan or portion thereof has been transferred, sold, contributed or otherwise conveyed to an Affiliate of the Borrower as part of a Securitization Transaction that is a private placement collateralized loan or collateralized debt obligation transaction, such amounts shall be calculated by treating any Loans to the related Obligor remaining in the Collateral as if such Loans were newly included in the Collateral as of the date of such Securitization Transaction).

“Defaulted Loan” means any Pledged Loan (that is not a Charged-Off Loan): (a) that is forty-five (45) days or more past due with respect to any interest or principal payments, or (b) that is or otherwise should be considered a Defaulted Portfolio Loan by the Servicer in accordance with the Credit and Collection Policy.

“Floating Rate Loan” means a Pledged Loan where the interest rate payable by the Obligor thereof is based on the prime interest rate (daily rate) or the London interbank offered rate (one-month, two-month, three-month, six-month or twelve-month rate), plus some specified interest percentage in addition thereto, and such Pledged Loan provides that such interest rate will reset immediately upon any change in the related prime interest rate or London interbank offered rate.

“Intercreditor Agreement” means the Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of August 10, 2004, among Wells Fargo Bank, National Association, as the indenture trustee, Wachovia Capital Markets, LLC, as the conduit Administrative Agent, each Securitization Administrative Agent that from time to time executes a joinder thereto, the Administrative Agent and American Capital Strategies, Ltd., as such agreement may be amended, modified, waived, supplemented or restated from time to time.

SECTION 2.02. Amendment to Definition of “Supplemental Interests”. The definition of “Supplemental Interests” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

SECTION 2.03. Amendment to Section 4.17. Section 4.17(b) of the Credit Agreement is hereby deleted in its entirety.

SECTION 2.04. Amendment to Section 5.08. Section 5.08 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.08. Negative Pledge. Neither the Borrower nor any Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except that prior to the occurrence of a Default, the Borrower and Subsidiaries of the Borrower may grant Liens encumbering their assets (other than Collateral) provided that at all times the Borrower maintains Unencumbered Assets with a fair market value of no less than $200,000,000. As used herein, “Unencumbered Assets” means debt and equity Portfolio Investments owned by the Borrower which are not subject to any Lien and which are not subject to any agreement or other restriction precluding the Borrower from granting the Secured Parties a Lien upon such Unencumbered Assets.

Notwithstanding anything contained herein to the contrary neither the Borrower nor any Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any Collateral except: (a) Permitted Liens; (b) Liens securing the Administrative Agent and the Banks created or arising under the Transaction Documents; and (c) Liens subordinate to the Liens described in Section 5.08(b) which secure interest rate swap transactions (other than Hedging Agreements) between the Borrower and a Hedge Counterparty.

SECTION 2.05. Amendment to Section 5.20. Section 5.20 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.20 Additional Covenants, Etc. In the event that at any time this Agreement is in effect or any Note remains unpaid the Borrower or any Subsidiary of the Borrower (including, without limitation, ACS Funding Trust I) shall enter into any agreement, guarantee, indenture or other instrument governing, relating to, providing for commitments to advance or guaranteeing any Financing or to amend any terms and conditions applicable to any Financing, which agreement, guarantee, indenture or other instrument includes covenants, warranties, pricing, representations, defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) or other terms or conditions not substantially as, or in addition to those, provided in this Agreement or any other Transaction Document, or more favorable to the lender or other counterparty thereunder than those provided in this Agreement or any other Transaction Document, the Borrower shall promptly so notify the Administrative Agent and the Banks. Thereupon, if the Administrative Agent shall request by written notice to the Borrower (after a determination has been made by the Required Banks that any of the above referenced documents or instruments contain any provisions which either individually or in the aggregate are more favorable than one of the provisions set forth herein), the Borrower, the

Administrative Agent and the Banks shall enter into an amendment to this Agreement providing for substantially the same such covenants, warranties, pricing, representations, defaults or events of default or other terms or conditions as those provided for in such agreement, guarantee, indenture or other instrument, to the extent required and as may be selected by the Administrative Agent, such amendment to remain in effect, unless otherwise specified in writing by the Administrative Agent, for the entire duration of the stated term to maturity of such Financing (to and including the date to which the same may be extended at the option of the Borrower or its Subsidiary), notwithstanding that such Financing might be earlier terminated by prepayment, refinancing, acceleration or otherwise, provided that if any such agreement, guarantee, indenture or other instrument shall be modified, supplemented, amended or restated so as to modify, amend or eliminate from such agreement, guarantee, indenture or other instrument any such covenant, warranty, representation, default or event of default or other term or condition so made a part of this Agreement, then unless required by the Administrative Agent pursuant to this Section, such modification, supplement or amendment shall not operate to modify, amend or eliminate such covenant, warranty, representation, default or event of default or other term or condition as so made a part of this Agreement.

SECTION 2.06. Amendment to Section 5.25. Section 5.25 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 5.25. Additional Debt. The Borrower shall not directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Banks and Swing Line Lender under this Agreement and the Transaction Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.25; (c) Debt secured by a Lien upon assets of the Borrower permitted under Section 5.08 if the liability of the Borrower for the repayment of such Debt is limited to such pledged assets; (d) Subordinated Debt; (e) unsecured Debt of the Borrower the aggregate outstanding principal amount of which shall not, at any time, exceed $200,000,000 and with respect to which no scheduled principal payment shall be prior to March 25, 2007; and (f) Debt not otherwise permitted under this Section 5.25, the aggregate outstanding principal amount of which shall not, at any time, exceed $25,000,000; provided that after giving effect to the issuance, assumption, creation, incurrence or existence of the Debt permitted by clauses (a), (b), (c), (d), (e) and (f) of this Section, no Default shall have occurred and be continuing.

SECTION 2.07. Amendment to Section 8.03. Section 8.03 of the Credit Agreement is hereby deleted in its entirety.

SECTION 2.08. Amendment to Section 7.13(b)(iii). The first sentence in Section 7.13(b)(iii) of the Credit Agreement is hereby amended by deleting the word “and” immediately before clause (J) thereof and adding two new clauses (K) and (L) thereto as follows:

(K) The Rolling Twelve-Month Portfolio Charged-Off Ratio; and

(L) The Rolling Twelve-Month Portfolio Default Ratio.”

SECTION 2.09. Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended as follows:

(a) Clause (t) is hereby amended and restated to read in its entirety as follows:

(t) The Rolling Twelve-Month Portfolio Charged-Off Ratio shall exceed 12%; or”

(b) Clause (y) is hereby amended and restated to read in its entirety as follows:

(y) The Rolling Twelve-Month Portfolio Default Ratio shall exceed 17.5%; or”

SECTION 2.10. Exhibit D. Exhibit D to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit D attached hereto.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks, the Backup Servicer and Collateral Custodian hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Transaction Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Transaction Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Servicer hereby represents and warrants to the Administrative Agent and each of the Banks as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Transaction Document has occurred and is continuing unwaived by the Banks on the date hereof.

(b) The Borrower and Servicer each have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Servicer and constitutes the legal, valid and binding obligations of the Borrower and Servicer enforceable against each of them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower and Servicer hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or Servicer nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower or Servicer or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or Servicer is party or by which the assets or properties of the Borrower or Servicer are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of September 3, 2004.

SECTION 9. Amendment Fee. On the date of this Amendment, the Borrower hereby agrees to pay to the Administrative Agent for the ratable account of each Bank an amendment fee equal to the product of: (i) such Bank’s Commitment, on the date of this Agreement, times (ii) a per annum percentage equal to .025%.

SECTION 10. Termination and Release Agreement. The Banks consent to and authorize the Administrative Agent to execute and deliver a Termination and Release Agreement in the form attached hereto as Annex I.

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

AMERICAN CAPITAL STRATEGIES, LTD., as Borrower and Servicer

By:	/s/ Thomas A. McHale	(SEAL)

Title:	Thomas A. McHale, Vice President

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BRANCH BANKING AND TRUST COMPANY, as Administrative Agent, Swing Line Lender and as a Bank

By:	/s/ Cory Boyte	(SEAL)

Title:	Cory Boyte, SVP

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FIFTH THIRD BANK

By:	/s/ Jennifer Schwartz	(SEAL)

Title:	Jennifer Schwartz, AVP

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LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Christie Davis	(SEAL)

Title:	Christie Davis, Vice President

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HIBERNIA NATIONAL BANK

By:	/s/ Connie Disbrow	(SEAL)

Title:	Connie Disbrow, Relationship Manager

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Backup Servicer and as the Collateral Custodian

By:	/s/ Edna Barber	(SEAL)

Title:	Edna Barber, Assistant Vice President

ANNEX 1

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (the “Agreement”), dated as of April [    ], 2004, is entered into by and among American Capital Strategies, Ltd., a Delaware corporation (together with its successors and assigns, “American Capital”), ACS Funding Trust I, a Delaware statutory trust (together with its successors and assigns, “ACS Funding Trust I”), Branch Banking and Trust Company, a North Carolina corporation (together with its successors and assigns, “BB&T”) and Wells Fargo Bank, National Association, as the escrow agent (together with its successors and assigns, the “Escrow Agent”).

RECITALS

WHEREAS, pursuant to that certain Second Amended and Restated Pledge Agreement dated as of May 25, 2004, among American Capital, ACS Funding Trust I, BB&T and the Escrow Agent (as amended, modified, waived, supplemented or restated, the “Pledge and Security Agreement”), American Capital has pledged and assigned to the Secured Parties all of its right, title and interest in and to the Pledged Supplemental Interests, all as more fully set forth in the Pledge and Security Agreement;

WHEREAS, American Capital desires to terminate this Pledge and Security Agreement and the Secured Parties are willing to release, terminate, transfer and reconvey to American Capital any and all right, title, claim or interest they may have in the Pledged Supplemental Interests as provided herein;

AGREEMENT

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The parties hereto hereby agree to terminate the Pledge and Security Agreement.

2. Each Secured Party does hereby release and discharge any and all right, title, claim or interest that it may now or hereafter have, or may now or hereafter be entitled to by virtue of the Pledged Supplemental Interests and does hereby declare the same fully released and discharged from any and all security interests or liens created by virtue of or in connection with the Pledge and Security Agreement.

3. Each Secured Party hereby transfers and conveys to American Capital any and all right, title, claim or interest it may have in the Pledged Supplemental Interests, including, but not limited to, any and all ownership claimed or held by such Secured Party in and to any of the Pledged Supplemental Interests.

4. Notwithstanding the foregoing, nothing in this Agreement shall terminate any provisions or release any party from any obligations under the Loan Funding Agreement and Credit Agreement, including, without limitation, non-petition covenants.

5. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Pledge and Security Agreement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of laws rules.

7. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Each parties hereto covenants and agrees that, prior to the date that is one (1) year and one (1) day after the Collection Date (as defined in the Loan Funding Agreement), it will not institute against ACS Funding Trust I, or join any other Person in instituting against ACS Funding Trust I, any Insolvency Proceeding (as defined in the Loan Funding Agreement) under the laws of the United States or any state of the United States. This paragraph will survive the termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

AMERICAN CAPITAL STRATEGIES, LTD.

By:

Name:

Title:

2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Facsimile No.: (301) 654-6714
Confirmation No.: (301) 951-6122

ACS FUNDING TRUST I
By:	American Capital Strategies, Ltd.

By:

Name:

Title:

2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Facsimile No.: (301) 654-6714
Confirmation No.: (301) 951-6122

[Signatures Continued on the Following Page]

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

MAC 9311-161
Sixth and Marquette Avenue
Minneapolis, MN 55479
Attention:	Corporate Trust Services
Asset-Backed Administration
Facsimile No.: (612) 667-3539
Confirmation No.: (612) 667-8058

[Signatures Continued on the Following Page]

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Acknowledged and agreed:

WACHOVIA CAPITAL MARKETS, LLC

By:

Name:

Title:

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC0610
Charlotte, North Carolina 28288
Attention:	Raj Shah
Facsimile:	(704) 383-4012
Confirmation No.: (704) 374-6230

[Signatures Continued on the Following Page]

5

BRANCH BANKING AND TRUST COMPANY

By:

Name:

Title:

1909 K Street, NW
2nd Floor
Washington, DC 20006

6